Exhibit (j)(1)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of TD Waterhouse Plus Funds, Inc. (formerly, National Investors Cash Management Fund, Inc.) filed as part of this Amendment No. 12 to the Registration Statement (Investment Company Act File No. 811-07871).

/s/ Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP

New York, New York
February 28, 2006